SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                       VETERINARY CENTERS OF AMERICA, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                               95-4097995
      (State or Other Jurisdiction        (I.R.S. Employer Identification No.)
    of Incorporation or Organization)


  3420 OCEAN PARK BOULEVARD, SUITE 1000
        SANTA MONICA, CALIFORNIA                         90405
 (Address of Principal Executive Offices)              (Zip Code)


          VETERINARY CENTERS OF AMERICA, INC. 1996 STOCK INCENTIVE PLAN
                            (Full Title of The Plan)

                                 TOMAS W. FULLER
                             CHIEF FINANCIAL OFFICER
                      3420 OCEAN PARK BOULEVARD, SUITE 1000
                         SANTA MONICA, CALIFORNIA 90405
                     (Name and Address of Agent For Service)

                                 (310) 392-9599
          (Telephone Number, Including Area Code, of Agent For Service)

                          Copies of communications to:
                              JULIE M. KAUFER, ESQ.
                               AMIR OHEBSION, ESQ.
                    TROOP STEUBER PASICH REDDICK & TOBEY, LLP
                       2029 CENTURY PARK EAST, 24TH FLOOR
                          LOS ANGELES, CALIFORNIA 90067
                                 (310) 728-3000

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
Title Of Securities To Be   Amount To Be        Proposed Maximum           Proposed Maximum            Amount of
         Registered        Registered (1)    Offering Price Per Share   Aggregate Offering Price    Registration Fee
                                                     (2)                         (2)
---------------------------------------------------------------------------------------------------------------------

  Common Stock,
 $0.001 par value          1,000,000 Shares         9.4375                    9,437,500                   2,624
---------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, this Registration Statement shall be deemed to cover such additional shares of the common stock as may become issuable pursuant to anti-dilution provisions of the Company's 1996 Stock Incentive Plan.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock on the Nasdaq Stock Market's National Market on October 22, 1999.

        Pursuant to General Instruction E of Form S-8 ("Registration of Additional Securities"), the Company hereby makes the following statement:

        On December 31, 1996, the Company filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration NO. 333-19017) (the "Prior Registration Statement@) relating to shares of the Common Stock to be issued pursuant to Veterinary Centers of America, Inc.'s 1996 Stock Incentive Plan (the "Plan"), and the Prior Registration Statement is currently effective. This Registration Statement relates to securities (a) of the same class as those to which the Prior Registration Statement relates and (b) to be issued pursuant to the Plan. The contents of the Prior Registration Statement are incorporated herein by reference.


The following exhibits are filed as part of this Registration Statement:

        5.1 Opinion of Troop Steuber Pasich Reddick & Tobey, LLP regarding validity of securities.

        23.1 Consent of Arthur Andersen LLP.

        23.2 Consent of Troop Steuber Pasich Reddick & Tobey, LLP (included in
             Exhibit 5.1).

        24.1 Power of Attorney (set forth on page 3).

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California as of July 1, 1999.

                         VETERINARY CENTERS OF AMERICA, INC.
                         (Registrant)

                              By:  /S/ THOMAS W. FULLER
                                 -----------------------------
                                  Thomas W. Fuller
                                  Chief Financial Officer, Vice President and
                                  Assistant Secretary (Principal Accounting
                                  Officer)




                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Robert L. Antin and Tomas W. Fuller and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by the virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                       TITLE                 DATE


                              Chief Executive Officer and
/S/ ROBERT L. ANTIN           Chairman of the Board (Principal     July 1, 1999
---------------------------   Executive Officer and Director)      ------------
Robert L. Antin


                              Chief Operating Officer, Senior
/S/ ARTHUR J. ANTIN           Vice President, Secretary and        July 1, 1999
---------------------------   Director                             ------------
Arthur J. Antin


/S/ NEIL TAUBER               Senior Vice President and Director   July 1, 1999
---------------------------                                        ------------
Neil Tauber

                                     Page 3


                              Chief Finacial Officer Vice
/S/ THOMAS W. FULLER          President and Assistant Secretary    July 1, 1999
---------------------------   (Principal Accounting Officer)       ------------
Thomas W. Fuller



---------------------------   Director                             ------------
John A. Heil


/S/ JOHN B. CHICKERING, JR.   Director                             July 1, 1999
---------------------------                                        ------------
John B. Chickering


                              Director
---------------------------                                        ------------
Richard Gillespie, M.D.

                               EXHIBIT INDEX
                                                                                        SEQUENTIALLY
    EXHIBIT NO.                  DESCRIPTION                                           NUMBERED PAGE


           5.1 Opinion of Troop Steuber Pasich Reddick & Tobey, LLP regarding validity of securities.

           23.1   Consent of Arthur Andersen LLP.

           23.2 Consent of Troop Steuber Pasich Reddick & Tobey, LLP (included in Exhibit 5.1).

           24.1 Power of Attorney (set forth on page 3).


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